                                                                        Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                              CONTACT:
July 18, 2007                                                                                                                    Mel Brunt
                                                           (856) 861-4579

IMPORTANT REMINDER TO DYNABAZAAR AND L Q CORPORATION STOCKHOLDERS

New York, NY, July 18, 2007 – The Boards of Directors of Dynabazaar, Inc. and L Q Corporation, Inc. have each unanimously approved a combination of these two companies pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007, as amended (the “Merger Agreement”).

For the reasons set forth in the joint proxy statement/prospectus, both Boards unanimously recommend that stockholders vote “FOR” the adoption of the Merger Agreement and the other matters being voted upon at the special meetings of stockholders being held on Thursday, July 26, 2007.  The Boards anticipate that the combination of the companies will create a stronger enterprise with greater resources and more growth opportunities, result in a reduction in overhead and public company expenses, create a number of synergies and represent an important step towards the creation of a business capable of providing a wide range of security solutions to customers in both the private and public sectors.

If the Merger Agreement is approved, it is anticipated that the Board of Directors of Dynabazaar will be comprised of six directors, consisting of Rory Cowan and Steven Berns, the Chairmen of the Board of Directors of Dynabazaar and L Q Corporation, respectively, Sebastian Cassetta, the President and CEO of Dynabazaar and L Q Corporation, Dianne McKeever, a representative of Barington Capital Group, L.P., a significant stockholder of both companies, and two independent directors with appropriate industry experience to be selected by the Board following the consummation of the merger.

Regardless of the number of shares you own, it is important that they are represented and voted at the special meeting. The deadline to submit your voting instructions over the telephone or through the internet is 11:59 p.m., Eastern time, on July 25, 2007.  Stockholders that have any questions or need assistance voting their shares are invited to call D.F. King & Co., Inc., the proxy solicitor to both companies, toll-free at (800) 676-7437.

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Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of Dynabazaar, L Q Corporation or the combined company to differ materially from those expressed or implied by such forward-looking statements.  Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals and the closing related to the merger; any statements concerning proposed new products, services, developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the risk that the transaction does not close, including the risk that required stockholder approvals for the merger may not be obtained; the possibility that expected synergies and cost savings will not be obtained; the difficulty of integrating the business, operations and employees of the two companies; as well as developments in the market and related products and services; and other risks and uncertainties described in the section entitled “Risk Factors” in the joint proxy statement/prospectus. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Dynabazaar or L Q Corporation, the combined company or the transaction.

Important Information for Investors and Stockholders

A Registration Statement on Form S-4, containing a joint proxy statement/prospectus relating to the proposed merger of Dynabazaar and L Q Corporation, was declared effective by the Securities and Exchange Commission on June 21, 2007.  Dynabazaar and L Q Corporation urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders may obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the joint proxy statement/prospectus, without charge, by contacting D.F. King & Co., Inc., the proxy solicitor to both companies, by calling D.F King toll-free at (800) 676-7437 or by email at webmaster@dfking.com.

Dynabazaar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dynabazaar and L Q Corporation in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the joint proxy statement/prospectus described above.  Additional information regarding these directors and executive officers is also included in Dynabazaar’s Form 10-K/A, which was filed with the SEC on April 17, 2007.  This document is available free of charge at the SEC’s Web site at www.sec.gov and by contacting D.F. King at (800) 676-7437 or by email at webmaster@dfking.com.

L Q Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of L Q Corporation and Dynabazaar in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the joint proxy statement/prospectus described above.  Additional information regarding these directors and executive officers is also included in L Q Corporation’s Form 10-K/A, which was filed with the SEC on April 30, 2007.  This document is available free of charge at the SEC’s Web site at www.sec.gov and by contacting D.F. King at (800) 676-7437 or by email at webmaster@dfking.com.

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